EXHIBIT 10.1
FIFTH AMENDMENT TO THE
CHS/COMMUNITY HEALTH SYSTEMS, INC. 401(k) PLAN
     WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the Community Health Systems, Inc. 401(k) Plan (the “Plan”); and
     WHEREAS, the Company has retained the right to amend the Plan in Section 8.1 of the Plan; and
     WHEREAS, the Company wishes to amend the Plan to incorporate changes made under the final regulations under Internal Revenue Code 401(k) and Section 401(m), effective as of January 1, 2006; and
     WHEREAS, the Board of Directors has approved of such amendment to the Plan.
     NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be amended as set forth in the attached Exhibit A, effective as of January 1, 2006.
     SIGNED this 22nd day of December, 2006, effective as of January 1, 2006.

CHS/COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ Linda Parsons

Title:	Vice President